Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (this “Corporation”), hereby constitute and appoint GARY R. CHADICK, PATRICK E. ALLEN and DAVID H. BREHM, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, Registration Statements on Form S-1, S-3 or S-8 and any and all amendments (including post-effective amendments) and supplements thereto for the purpose of registering under the Securities Act of 1933, as amended, securities to be offered pursuant to this Corporation’s 2006 Long-Term Incentives Plan.

Signature	Title	Date
/s/ Donald R. Beall Donald R. Beall	Director	February 14, 2006

/s/ Anthony J. Carbone Anthony J. Carbone	Director	February 14, 2006

/s/ Michael P.C. Carns Michael P.C. Carns	Director	March 10, 2006

/s/ Chris A. Davis Chris A. Davis	Director	February 14, 2006

/s/ Richard J. Ferris Richard J. Ferris	Director	February 14, 2006

/s/ Cheryl L. Shavers Cheryl L. Shavers	Director	February 16, 2006

/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	February 14, 2006